Exhibit 99.2

                 2003 Annual Shareholders' Meeting Presentation

William B. Grant
Chairman of the Board and
Chief Executive Officer

Good afternoon, fellow shareholders and special guests, and welcome to the 2003 Shareholders' Meeting. As has become our practice, you will have the opportunity to hear from several members of your management group, who will report to you on various aspects of your Company's performance last year, and our look to the future. I have heard from several of you that this type of meeting format is useful and informative.

The year 2002 was indeed very challenging, with decreased interest rates, and the ongoing sluggishness of our economy. We were challenged on many fronts, and you will hear about these in our reports today. Even with all of this, your Company posted record earnings.

Here to explain this further is Bob Kurtz, President and CFO.

Robert W. Kurtz
President and
Chief Financial Officer

Good Afternoon

Approximately two years ago, one of my co-workers put a cartoon on my door. The cartoon showed two men walking down the street with the caption saying, "I wonder what the Fed will do when they run out of interest rates to lower?" Well, that was a joke two years ago, but it is reality today. There was an article in the April 9, 2003 issue of the Wall Street Journal, entitled "Fed Weighs Alternative Stimulus Plans", with a subtitle entitled, "Fed Moves to Reach Beyond Cuts in Short-Term Rates, Which Are Nearing Zero."

With some short term deposit rates paying under one percent and prime rate at 4.25%, we are experiencing rates that are at 41-year lows. There is some commentary that suggests that if the economy remains sluggish we will see yet another rate cut from the Federal Reserve. They meet again next week, May 6th. How low can they go? The cartoon suggests that they can go to zero.

As I mentioned last year, these rates impact each of you as savers or borrowers of First United or any other financial institution that you may deal with. These market rates directly affect what we are able to pay on your deposit and what we charge on your loan. As a saver or investor, I know that you are not happy with your return; but as a borrower, these rates are most likely as low as you have ever experienced. Each of these scenarios presents challenges to your Company, First United.

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With a series of slides, I want to illustrate what affect interest rates has had on our Balance Sheet and Income Statement, which directly affects each of you as Shareholders and customers of First United.

Three Year Loan Growth

We experienced excellent loan growth in 2002, growing $56 million or 9% over 2001. Unlike previous years, where we would see growth in our 1-4 residential lending or our indirect automobile lending portfolios, the majority of our growth in 2002 was attributed to the commercial lending sector. One of our biggest challenges in the lending area last year was to find a balance between meeting the needs of our home borrower and controlling the urge to place 30-year fixed rate mortgages on our balance sheet. Some of us were in banking during the seventies and eighties, a time when we remember what happened to the Savings and Loan Industry. During the time leading up to the end of the 1970's the S&L Industry loaded their balance sheets with 30-year fixed rate mortgages, funded with short term deposits. When interest rates went up, they soon found that their short term deposits were rolling over into rates there were above the return that they were getting on most of their assets, namely mortgages. As you will recall, this scenario was the demise of the industry. We currently are in an interest rate environment, where we see interest rates lower than what plagued the S&L Industry. We are seeing 30-year fixed rate mortgage rates as low as 5.875%. When deposit interest rates increase, and they will increase, it is just a matter of when, those financial institutions that booked a large number of these fixed rate mortgages on their balance sheet today, will begin to see earnings problems in the future. First United has been very diligent about not bringing that risk to our Balance Sheet, thus finding alternative solutions for our customers.

Three Year Deposit Growth

During 2002, we experienced a $33 million or 5% increase in deposits. With the low interest rate environment, it proved somewhat difficult to gather deposits within our market area. With the less than satisfactory performance of the equity markets, we were able to experience some growth from those deposits flowing from the equity markets into the banking industry, where the depositor sought a guarantee that would protect their principal. Our commercial Cash Management product as well as the new Easy Access CD product that was introduced in 2002, proved to be two very popular products which contributed significantly to our deposit growth.

Net Interest Income

The remaining slides will illustrate trends and ratios from the Income Statement. Net Interest Income is basically the amount that we earn on loans, less the interest expense that is incurred on deposits. This chart shows a $2.6 million increase over 2001, more than double the increase we experienced the previous year. As Federal Reserve continues to decrease short term interest rates, which has an immediate affect on the rate that we offer our borrowers, the Bank is pressured into lowering deposit rates. With loans being the greatest source of income to the Bank, it is imperative that we protect this margin between what we earn and what we pay out. Our strategies during 2002 did protect this income growth, and also our net interest margin, as we see on the next slide.


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Net Interest Margin

Net interest margin is the result of taking net interest income and converting that number to a percent of assets. When we do that, we see our net interest margin increase from 3.86% in 2001 to 4.09% in 2002.

Non-Interest Income (fee income)

Aside from the interest earned on our loans and investments, non-interest income is our other source of income. Even though we saw an increase in net interest income last year, as we discussed on the two preceding slides First United, as well as the rest of the financial industry, needs to become more and more dependent on non-interest income. This non-interest income category needs to continue to grow as we see our interest margins squeezed, as a result of the low interest rate environment. 2002 was the first year in many years, where non-interest income did not grow from one year to the next. Security gains and losses is one category that makes up other income. In 2001 we had $578 thousand in securities gains, while in 2002, we experienced $366 thousand in securities losses. Netting out those gains and losses, non-interest income would have grown $637 thousand or 7% over the previous year. Of course the realities are that we had those gains and losses, but I only show the comparison, because our core earnings that make up non-interest income are steadily growing.

Non-Interest Expense

Non-Interest expense increased significantly from $23.4 million to $26 million, a $2.6 million or 11% increase. Fifty-four percent of that increase is attributed to the increase in salaries and employee benefits. The cost to retain and attract the highest quality of personnel in our market place, continues to increase this cost. The other major category that contributed to 33% of the increase was Other Expense. The Other Expense category is made up of approximately sixty miscellaneous expense accounts, some of which are marketing, legal and professional, consulting services, contract labor and postage, just to name a few. First United has formal programs in place where all of these expenses are reviewed and analyzed, all in the interest of controlling the increase in these expenses.

Income Taxes

Another trend that we have been working on very diligently, is trying to reduce our effective tax rate. Through various tax strategies, the Company has been successful in reducing our effective tax rate on Federal and State taxes from 31.16% in 2000 to 27.7% in 2002. Based on the gross income that we experienced in 2002 and applying our effective tax rate that we had in 2000, First United would have paid $461 thousand more taxes in 2002, if we had not developed programs to lower these taxes.

Net Income

The net income slide shows that your Company recorded another year of record earnings. Net income for 2002 was $9.7 million, an increase of $486 thousand or 5.3%. The last three slides show the results of three key ratios that we watch very closely at First United.

Return on Equity

The Return on Equity or the amount of earnings as a percent of average equity, decreased to 12.75%. Even though we saw an increase of 5% in net income, our equity or capital grew 11%, which had the affect of lowering our return.


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Earnings Per Share

Earnings Per Share or the amount of income that each share earned, continues to show a positive trend, increasing from $1.51 to $1.59 per share.

Efficiency Ratio

The third and final ratio, the Efficiency Ratio, represents the percent of net revenue required to cover our overhead expenses. Unlike other ratios, where we like to see an upward trend, the lower the ratio, the more efficiently your Company is operating. At a current ratio of 62.39%, this means that $.62 out of every revenue dollar goes toward covering our non-interest expenses. This increase is a result of our increase in non-interest expenses. What is in store for 2003? To say the least, it is going to be a very challenging year for First United and the financial industry. Fortunately, the war in Iraq has come to an end in relatively short time. This may or may not revive the confidence of the consumer and corporate markets. The consumer, having extra money due to mortgage refinancings, has paid down some debt and is ready to resume spending. Until we can get Corporate America back in a spending mode, where jobs are created, the economists that I listen to, do not see any economic recovery in the near term. The current economic environment, will continue to keep rates at historical low levels, which will continue to put pressure on the financial industries' growth and ability to make money. Obviously, we will see markets within the Country that will perform better than others. We feel that the markets we serve are some of those areas that will outperform the average. Because of this, your Management team knows that there are challenges ahead, but we feel confident that we are ready to meet those challenges as we go forward. Thank you.

Steven M.  Lantz
Senior Vice President and
Senior Lending Officer

Welcome--thank you for attending

Last year I spoke about the national dilemma of increased bankruptcy filings and problem loans on a national basis and the fact First United was also adversely affected. I am pleased to report 2002 was an improving year with respect to the banks credit quality. This is welcome relief after 3 years of increasing troubled debt locally and nationally. Banks generally use a couple gauges of the effectiveness of its underwriting philosophy and collection efforts.

The first is non current loans as a percent of gross loans and the trend in 2002 is good as can be seen by the chart. As of year-end 2002 this represented 35 basis points, which puts us well below peers which averaged 77 basis points. This means our non-performing loans were lower than other comparable institutions.

The second ratio is net chargeoffs to average loans. Again, as can be seen by the chart we improved significantly in this category. As of year end 2002 this represented 19 basis points, which is below our peers which averaged 26 basis points. This means our net charge-offs were lower than other comparable institutions The summary point is the credit quality of our loans is much better than 2001 with improved trends.


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Last year I spoke about the banner year our commercial lending group experienced in 2001. They grew loan balances by $37 million or 22%. Well, the group did it again in 2002. They grew $54 million, which represents 28% growth for the year. As can be seen from the graph, commercial loans has been a key component in loan growth for our organization. So far this year the trend continues to support this as our main driver of growth in interest income.

The other revenue engines are residential mortgages and consumer loans, with both of these areas having positive impacts for the bank last year.

Our residential lending team had yet another year of frantic refinancing based on continued very low rates. Some of the areas we improved were our processing and closing procedures to improve turnaround time, as well as we were able to hire some new associates to backfill our staffing needs. We had a record year in brokered origination's yielding the bank over $185,000 in fee revenue.

The indirect auto franchise closed over 5,000 car loans and grew over $3 million in balances. More importantly the quality of this portfolio has improved based on our collection experience. The tightening of our credit standards in 2000 and 2001 as I reviewed with you last year has paid us major benefits as can be seen by our charge-off experience. In addition, the auto franchise derived over $75,000.00 in ancillary fee income for the year.

As we look forward we see an abundance of opportunities for growth, especially in the commercial loan area. In addition, we are out to a fast start this year in consumer lending. Auto loans volume is very bullish during the 1st quarter, we also have various marketing initiatives for the Home Equity product currently underway this spring, and our mortgage origination's are on target for a record year. On behalf of our entire team we thank you for your support.

Frederick A. Thayer, IV
Senior Vice President and
Director of Sales

Good afternoon ladies and gentlemen. I would like to take a few moments to update you on three areas of our retail banking effort; specifically, branch expansion in Martinsburg, WV, customer service levels, and cash management services for our business clients.

As you have heard, we are in the process of acquiring four offices in the Martinsburg area from Huntington National Bank. After the purchase is complete, we will have five offices in that area, and we will have the second largest market share in Berkley County. This is very exciting for us. Perhaps more important than the increased presence in Martinsburg we will enjoy, is the quality of the leadership and staff that is coming to us from Huntington. Our plans are to have the purchase completed by the last week of July.

To further support our efforts in Martinsburg, we are constructing a new regional hub there as shown on the slide. The new office will bring together all of our lines of business under one


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roof. We believe this will provide the same benefits we have seen at the Lake office in Garrett County and the new Hagerstown regional office. Our new Hagerstown office opened in January, and we have already seen the benefits of the hub concept and a prime location. For example, since December, total deposits at the office have grown from $21 million to $25.2 million.

Last year I mentioned that customer service was one of our points of difference from our competition. To test that claim, we started a program of mystery shopping in our branch offices. As you can see from the slide, the 2002 results showed significant room for improvement. I am pleased to report that the first round of mystery shopping in 2003 did show a marked improvement over 2002. Our challenge now is to sustain this level over the balance of the year.

Finally, our cash management division had a strong year in 2002. We grew deposit balances in that area in 2002 by $16.3 million to $48.6 million, adding 40 customers. And, we accomplished this while converting to a new Internet based program that gives increased functionality to our customers, while saving the bank $84,000 a year in expense.

2003 is shaping up to be a challenging year as you have already heard. This is certainly true in the retail area as well. I believe we are well positioned to successfully meet those challenges. Thank you.

Robin E. Murray
Senior Vice President and
Director of Marketing

Good afternoon, At this time, I am pleased to share with you the many achievements of our Customer Service Center and the marketing strategies for your Company.

Our Call Center continues to grow and has proven to be an extremely valuable delivery channel for our customers and our organization. Last year, the Call Center Officers received over 152,000 calls and conducted over 11,000 outbound calls. This team surpassed their annual referral sales goal by an impressive 59%, with half of their referral sales resulting in new money to the bank and our mortgage area. We continue to staff our Call Center with well-trained associates in customer service and sales and have continued that commitment by adding specialists. Our Call Center Mortgage Specialist handled approximately 525 mortgage inquires over the phone and closed over $4 million in mortgage loans last year. We continue to build value for our customers by making it so easy to do business with us, even with our specialized services.

Our organization has made great strides on the path to become more customer-focused and to enhance our relationship building process. Last year, our customers told us that they were looking for a solution to the deposit interest rate environment. The My Easy Access CD is a perfect example of how we continue to build lasting relationships with our customers by offering them a unique investment which allows them to receive market rates, while maintaining access to their money.


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

An excellent measurement of our progress in our relationship building efforts is the strong level of customer satisfaction, which was evident in our recent customer survey conducted by an outside, independent firm. Our customers told us that they were highly satisfied with our bank. Our overall satisfaction rating was well above the industry standards.

We continue to hone our marketing skills and to better understand our customers and the markets we serve. The Marketing Team now has a new analytical tool, BancIntelligence, that will enable us to become more sensitive to our diverse markets. BancIntelligence is providing us with necessary market analysis to access the growth potential of our franchise and to assist us in prioritizing our marketing efforts. From this marketing tool, we will identify segmented pricing strategies and fine tune our direct mail techniques for specific product and service penetration, to maximize our return on investment.

This team will also be utilizing BancIntelligence to build a comprehensive marketing plan for our "best kept secret in Martinsburg", the recent acquisition of four new offices in this market. The end result will enable our experienced staff to engage the customer one-on-one and provide the financial solutions that our customers need and want most. Building customer relationships by providing personalized service continues to be our competitive advantage and we must employ one of our critical success factors, continuous improvement, to become the best at providing this type of service. We are very excited about the opportunities that this new marketing tool will present to your Company.

The marketing strategies in 2003 will remain focused on creating value propositions that customers find attractive and create value for our shareholders, much like we have done with our relationship banking packages and The President's Club Program. We will remain focused on the retention of key customers, growth of our top priority customer relationships, and attraction of targeted prospects, while at the same time continue to find methods to reduce our costs of service delivery to all other customers. Thank you

Terry R. Helbig
Gonder Insurance Agency, Inc.
President and
Chief Operations Officer

The property and casualty insurance marketplace continues to pose special problems for insurance agencies. Traditionally, the use of excess and surplus lines insurance markets has been for placement of what insurers considered less desirable or more risky lines of business. That definition has not changed in the new, tougher market we face today.

What has changed is many standard insurers' definition of desirable business and risky business. More independent agents and brokers are finding surplus lines carriers want their business, while standard insurers are finding ways to decline it.

Years of cash flow underwriting, which is buying market share with low premiums and making up underwriting losses with investment income, helped keep the cost of insurance lower for businesses and individuals. With the loss in investment income insurance companies have stricter underwriting guidelines, are taking sizeable rate increases, and are re-inspecting and reviewing their current book of business for profitability.

Our markets change constantly and usually not for the better. Despite the marketplace realities we grew at a record pace in 2002 and went over $1 million in income (almost a 17% increase) and our pre-tax net profit increased by 315%. We feel this growth is occurring for various reasons:

1) Our staff is hardworking and dedicated to finding insurance solutions for our clients needs. We restructured the agency last year and made various changes to gain efficiency. This included bringing Val Teagarden from the bank's Cash Management department to become agency manager at Gonder Insurance. To better serve our clients we hired additional personal lines agents to help sell and service auto and homeowners insurance. We expanded our commercial lines department to two producers and three CSR's. Jon Zeigler came from the bank's MIS department to become our finance manager and we hired Dan Sheehe to become a life insurance specialist.

2) We feel we have an excellent line up of companies and brokerage houses to work with. While some agents face moratoriums on writing new auto and/or homeowners insurance, or cannot find coverage for certain types of business we have markets to meet the needs of our clients most of the time.

3) The large financial investment we made in technology continues to pay off and last year we started transactional filing which will be a time saver for our agents. Eventually, paper files will not have to be retrieved to work with a client and all our customers insurance information will be on our system. With Jon's expertise we are better utilizing the bank's automation system as well as our agency management system.

4) The insurance referrals come in daily from all departments and branches of the bank. This is a great way of deepening the relationship with customers and when a bank client buys insurance from us it reinforces that My Bank is a one stop shop for all their banking and insurance needs.

5) Sales teams from all regions meet on a regular basis and are comprised of branch managers, cash management, commercial lenders, mortgage originators, trust officers, primevest brokers, and an insurance agent. Many business, personal lines, and life & health insurance leads and sales are generated from these meetings.

For 2003 we are continuing aggressive sales of personal lines insurance and are focusing on growing our books of business insurance and life insurance.

In closing, because of our performance the Board of Directors called for a study to grow the insurance franchise throughout the other regions. Val produced a Strategic Insurance White Paper and presented to the board how this could be accomplished. With the boards' approval we are now working on acquiring other agencies.

Eugene D. Helbig, Jr.
Senior Vice President and
Senior Trust Officer

A very pleasant good afternoon. I would like to begin with a review of historical performance of the Equity markets and the yield curve.

As you view the charts behind me, please note that the Trust Department generates its revenue from two sources, the market value of accounts under management and the income generated from those accounts.

This first chart shows how drastic the Dow and S&P indices have steadily decreased over the last three years. Although sales of new revenue, as I will discuss later, have been strong, the decrease in market value of Equity negatively affects our revenue.

Likewise, the continued decrease in interest rates impacts our earnings. Since our managed portfolios are generating lower yields on bond and other fixed income instruments, our Trust revenues are reduced.

The next chart reflects Trust Gross Income and as you can see, the 2002 amount is lower. Prime Vest Brokerage is also part of my responsibility. As you can see its net income continues to increase. Current initiatives to broaden the distribution of investment products, such as annuities, should maintain this growth.

This following slide will show what percentage of corporate earning per share is attributed to the Trust and Prime Vest Departments.

As I mentioned earlier, sales of new Trust Revenue continues to be strong. This slide reflects that even in the face of tough economic cycles, our sales force continues to excel.

Our investment team continues to post returns comparable to, or better than relative indices. These returns of our MAP portfolios reflect the overall investment performance of various objectives. The more conservative objectives reflect modest returns while the more aggressive did not perform as well.

During the last quarter of 2002 the Trust Department conducted an independent survey of all its clients. The results of this survey are very positive. With 5 being the highest rating, our clients tell us they hold these attributes to be important. This next chart shows that our department is rated very high in Courtesy, Comfort level, (what we call "sleep well at night"), trustworthiness and accuracy.

Communication with our clients continues to be very important as noted behind me.

Overall satisfaction reveals that 97.8% are satisfied or better.

Finally, this last quote from the survey is the most important. The key driver behind the positive survey results is the knowledge and experience of our Trust Associates.

Every speech I make, I invite the audience to seek out our very experienced and knowledgeable staff as they can assist you with any financial issue or problem. This survey certainly backs up my invitation.

The officers and staff of Trust and Prime Vest have a wealth of experience and knowledge of most financial issues and concerns. Please seek them out to resolve any problem or concern you might have. They are eager to assist. Thank you for your continued confidence and support.

Philip D. Frantz
Senior Vice President and
Director of Operations and Support

Changing tires
Filling gas tanks
Cleaning windshields
Monitoring computer functions
Making emergency repairs

These are typical functions associated with maintaining a car's normal operation. But, place these functions in a fast-paced environment such as NASCAR, and you have a precision operation. The need for accurate and fast processing of simple functions in a race can mean the difference between victory and last place. What was once looked upon as dull and dirty work became glamorized with the popularity of such pit crews as the Rainbow Warriors for Jeff Gordon. They have even become immortalized in a pizza commercial.

A successful NASCAR driver must have a successful pit crew.

Similarly, a successful financial institution must have a successful operations team. The incorrect processing of a transaction can mean the difference between a happy customer and someone who takes his or her business elsewhere. A branch building that does not meet the needs of those who work there can impact their ability to serve the customer. A computer system that constantly fails or works incorrectly can negatively impact the customer on many fronts.

For these and many other reasons, we at First United are working hard to tune our "Pit Crew" in Operations and Support. We recognize the critical balance that must exist between the sales and service areas of any bank just like the critical balance that exists between the driver and his pit crew.

We also know that we must look forward to new methods of processing and new technologies as well as the need to expand our footprint in the market area we serve. Just like those in the pits

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are always fine tuning an engine or looking for new ways to get the most out of the technology they have, we worked hard this past year to fine-tune our own shop.

As we mentioned at the last meeting, technology is moving forward to programs based on an Internet browser. So, using a program is just like browsing the Internet using Microsoft Explorer. This year, we are seeing the completion of the first phase of this project. We are installing computers at each teller station with the new LiNX product to better serve the customer and provide extra security for our information. The next phase will be the expansion of this program to include account opening and customer contact information.

We are also steering into the next generation of check processing with this year's implementation of check imaging. Many of you have received your first image statement last month. This provides the customers the ability to have their checks, but in an imaged form. It will also drastically speed the research function. In the past, a small subpoena would take three to four hours to fulfill. With imaging, this can be done in 10 to 15 minutes. Our system is also primed and ready for document imaging when we are ready to implement this component.

Just as each NASCAR race track is expertly designed, our Support Services area works with management to design and build branches that meet the needs of the market area. We recently completed the construction of a new branch in Hagerstown, combining the branch that was on Frederick Street and the Clock Tower Financial office together. This building will serve the needs of those staff members working there now and in the future. Ground breaking will begin this summer on a new branch in Martinsburg, WV on Edmund Miller Boulevard.

Speaking of Martinsburg, as you have already heard or read, First United is in the process of acquiring four branches in this area from Huntington National Bank. This process began last year and our Conversion team is working diligently to convert these customer's accounts to our systems as well as a thousand other details. This project involves associates from almost every area of the Corporation and is being coordinated through our MIS area. Unlike acquisitions in the past, acquiring branches instead of a full bank is more difficult. We are looking forward to a July conversion, pending regulatory approval.

As always, our "Pit Crew" places accuracy and teamwork as a high priority. Winning the race depends on each associate knowing his or her job well and performing it accurately. This is our goal for the coming year - training, teamwork, and enhancing our processes to provide the tools our "drivers" need to win the customer's trust and business.

Jeannette R. Fitzwater
Senior Vice President and
Director of Human Resources

Good afternoon. I am pleased once again to address our shareholders and to have a moment to share with you how the role of your human resources, our associates, separates us from our competition.

For several years your company has been acutely focused on ways to improve our associate retention levels. When we began this journey, we found that you lost typically a $10,000 investment when an associate chose to move from First United. Needless to say, we believe this investment is one worth protecting. I am pleased to report that in a two year period, we have decreased our turnover rate by approximately 4 percentage points, currently to a level of just over 11 percent. Essentially, this is better than a 25% improvement in retention! Each year we pledge to look for even better ways to protect your investment--never allowing ourselves to rest on our laurels.

First United is known for not being satisfied with where we are today, but always reaching for tomorrow's goals. Recently your Executive Team embarked on a long-term effort to move from being Good to actually being Great. Much of the initial thoughts are gleaned from a book by that title written by Jim Collins.

Shortly after beginning the process, we all agreed that the background for this transition begins with an evaluation of our staff. Put simply, it means having the right associates, fulfilling the right roles.

At the same time, we must be sure that we are the company that our associates envision as Great. During 2003 we will be further identifying from our recent employee survey, areas where improvement will most enrich our associates' lives.

One of our strategic issues which we completed last year helps to build our foundation. After training all supervisors, we now have system whereby all associates have a one-on-one developmental session with their supervisor each month. More efficient and effective communication is already being seen. This process will provide a perfect forum for evaluating and growing our associates. The year 2003 will truly be a time for fine-tuning this process and putting into place several specific approaches.

In the early stages of this process, we have identified three initial areas for development: First, we must evaluate our staffing at all levels. Next, we need to assure that not only do we have consistent coaching sessions each month, but that common standards and quality is maintained throughout the company. Last, we must find an appropriate method for our associates to help guide their coaches on how best to meet their developmental needs --not always relying on the coach to be the evaluator.

Moving from Good to Great is long-term investment. And we all know that good investments begin with a firm foundation. I am pleased to say that as we further evaluate and develop our already strong staff, we will firm our foundation, preparing us for the Great results which may just be waiting for us as we move further along on our horizon.

William B. Grant
Chairman of the Board
And Chief Executive Office

I hope that this overview has been helpful to you in understanding our performance, and our plans for the future.

As you may recall, we use three financial gauges in measuring the level of your Company's financial success. They are: Return on Equity, Efficiency Ratio and Non-Performing Assets.

We compare our performance against the other 21 publicly traded Maryland banks. We also compare our performance with the 583 publicly traded small cap banks across the Nation. By small cap, I mean those with a total market capitalization of less than 500 million.

         Here is how we stacked up:
         In the State of Maryland -
                  Return on Equity                   6th out of 21
                  Efficiency Ratio                   6th out of 21
                  Non-Performing Assets             11th out of 21

         In the Small Cap Universe -
                           Return on Equity                   242
                           Efficiency Ratio                   263
                           Non-Performing Assets              231
                           Overall                            222

One of the positive notes through the first quarter of 2003 is the strong performance of our stock. While I cannot give you concrete answers as to why our stock moved as it did, we believe there may be three reasons for this. First, is the acquisition of the Huntington offices, which we discussed earlier. This news may have triggered greater interest in our stock. Secondly, this move in our stock may have triggered some technical indicators in the market. Thirdly, we are lead to believe that we may be entering the Russell 3000 Index sometime later this year. If that is the case, this may have generated some purchase interest by those funds, which attempt to mirror the Russell 3000 Index.

As I begin our concluding remarks, I would like to acknowledge the long service to this Board by Maynard Grossnickle who will be retiring as an active member of our Board this year. He will remain as an Honorary Director for the next two years.

As we move forward, we are committed to profitably growing the franchise with our existing markets, and some select contiguous areas. We focus our efforts towards developing deep and strong relationships with our customers. We are small enough and nimble enough to accomplish this. Yet, we have the size, diversification and expertise to meet their wants and needs. We are proud of the array of financial services, which we can deliver to our markets, and believe that we can be successful in executing our strategies.

All of this is made possible by a dedicated team of highly motivated associates who are interested in the success of the Company. With a team such as this, I pledge to you, our owners, our very best in building long-term shareholder value for your investment. We thank you for your support, and look forward to serving you in the years to come.

Thank you.

================================================================================

First United Corporation

                                    Welcome!

                                                        2002 Shareholder Meeting

================================================================================

================================================================================

                                William B. Grant
                            Chairman of the Board and
                            Chief Executive Officer

================================================================================

================================================================================

                                 Robert W. Kurtz
                       President, Chief Financial Officer
                            and Secretary/Treasurer

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                             Financial Performance

                                                    2000        2001        2002

Loan Growth (Millions)                              $615        $610        $666
Deposit Growth (Millions)                           $650        $616        $650
Net Interest Income (Millions)                      $  8        $  9        $  9
Net Income Growth (Millions)                        $  8        $  9        $ 10

================================================================================

================================================================================

                                   Loan Growth

                                                    2000        2001        2002

Loan Growth (Millions)                              $615        $610        $666

================================================================================

================================================================================

                                 Deposit Growth

                                                    2000        2001        2002

Deposit Growth (Millions)                           $650        $616        $650

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

================================================================================

                              Net Interest Income

Interest Income:

o     Loans                                    --------------------
                                                   Trends in Net
o     Investments on Securities                   Interest Income
                                                   (in millions)
Less Interest Expense:
                                                  2002   -  $31.8
      o     Savings
                                                  2001   -  $29.2
      o     Transaction Accounts
                                                  2000   -  $28.1
      o     Time Deposits                      --------------------

      o     FHLB Borrowings

Equals - Net Interest Income

================================================================================

================================================================================

                              Net Interest Margin

                                                   2000        2001        2002

Net Interest Margin                                3.79%       3.86%       4.09%

================================================================================

================================================================================

                              Non-Interest Income
                                  (Fee Income)

                                                    2000        2001        2002

Non-Interest Income (Millions)                       $8          $9          $9

================================================================================

================================================================================

                              Non-Interest Expense

                                                    2000        2001        2002

Non-Interest Expense (Millions)                      $22         $23         $26

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                                  Income Taxes

                                                2000         2001          2002

Income Taxes                                    31.2%        28.7%         27.7%

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                               Net Income Growth

                                                2000         2001          2002

Net Income Growth (Millions)                     $8           $9           $10

================================================================================

================================================================================

                                Return on Equity

                                             2000           2001           2002

Return on Equity                            13.40%         13.26%         12.75%

================================================================================

================================================================================

                               Earnings Per Share

                                             2000           2001           2002

Earnings Per Share                           $1.31         $1.51          $1.59

================================================================================

================================================================================

                                Efficiency Ratio

                                             2000           2001           2002

Efficiency Ratio                            59.36%         58.58%         62.39%

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                                     2003?

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                                Steven M. Lantz
                           Senior Vice President and
                             Senior Lending Officer

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                              Non-Performing Loans

                                   1997    1998    1999    2000    2001    2002

Non Performing Loans               0.20%   0.16%   0.14%   0.30%   0.54%   0.35%


================================================================================

================================================================================

                                Net Charge Offs

                              1997     1998     1999     2000     2001     2002

Net Charge Offs               0.11%    0.11%    0.18%    0.25%    0.37%    0.19%

================================================================================

================================================================================

                             Commercial Loan Growth

                                            1998    1999    2000    2001    2002

Commercial Loan Growth (Millions)           $118    $139    $168    $189    $243

================================================================================

================================================================================

                            Consumer Loan Activities

                                              [PHOTO OMITTED]

                  [PHOTO OMITTED]

                                                         My Bank!
                                                             [LOGO] First United

================================================================================

================================================================================

                             Frederick A. Thayer, IV
                            Senior Vice President and
                               Director of Sales

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================================================================================

                             Retail Banking Effort

                              o Branch Expansion...

                              o Customer Service...

                              o Cash Management...

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                                  Martinsburg

                                                      [PHOTO OMITTED]

                                                   1446 Edwin Miller Blvd.
Huntington National Bank
  100 S. Queen Street

   [PHOTO OMITTED]

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

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                  Mystery Shopping Results - Bank Wide Average

                                     1st Qtr 2002         2nd Qtr 2002           3rd Qtr 2002          1st Qtr 2003
Mystery Shopping Results                50.00%                68.00%                62.00%                91.00%

================================================================================

================================================================================

                        2002 Cash Manager Results

                       o  Deposit balances grew $16.3
                          million to $48.6 million.

                       o  Customers grew by 40 to 192.

                       o  New contract offers 2003 cost
                          savings of $84,000.

================================================================================

================================================================================

                                Robin E. Murray
                            Senior Vice President and
                           Director of Marketing and
                                Retail Services

================================================================================

================================================================================

                            Customer Service Center
                                 1-888-MYBANK-4

              [PHOTO OMITTED]                    [PHOTO OMITTED]

      *     1996 - Total Inbound Calls - 4,249

      *     2002 - Total Inbound Calls - 152,000

            -     Plus over 11,000 Outbound Calls

================================================================================

================================================================================

                            Customer Service Center
                                 1-888-MYBANK-4

                        2002 - Surpassed Annual Referral
                               Sales Goal by 59%!

                                                               [PHOTO OMITTED]
                                                                  Checking
                                                                  Accounts
                                            Internet
                                             Banking
[PHOTO OMITTED]     [PHOTO OMITTED]      [PHOTO OMITTED]     [PHOTO OMITTED]
  Auto Loans           Mortgage                               Certificate
                       Services                                of Deposit

================================================================================

================================================================================

                              Marketing Strategies

             Building Financial Relationships that Last a Lifetime!

                  -----------------------------------------------
[PHOTO OMITTED]   Customer-Focused!
                  -----------------------------------------------

                  -----------------------------------------------
[PHOTO OMITTED]   Providing solutions that meet our
                  customers' needs!
                  -----------------------------------------------

                  -----------------------------------------------
[PHOTO OMITTED]   Customers are highly satisfied with
                  First United!
                  -----------------------------------------------

================================================================================

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                              Marketing Strategies

   --------------------                          ------------------------
   BancIntelligence.com                          www.bankintelligence.com
   --------------------                          ------------------------

      o     Growth potential of each market

      o     Prioritize our marketing efforts

      o     Identify segmented pricing strategies

      o     Comprehensive plan

      o     One on One personalized service

================================================================================

================================================================================

                              Marketing Strategies

             Building Financial Relationships that Last a Lifetime!

            o     Relationship Banking Packages

                    [PHOTO OMITTED]   My First Choice

                    [PHOTO OMITTED]   My Prime Choice

                    [PHOTO OMITTED]   My Classic Choice

                    [PHOTO OMITTED]   The President's Club

          Incent and reward our customers for doing business with us!

================================================================================

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                              Marketing Strategies

      o     My Bank's 2003 Marketing Plan

                        Retention of our key customers
      [PHOTO OMITTED]
                        Growth of our existing priority relationships [PHOTO OMITTED]
                        Attraction of targeted prospects
      [PHOTO OMITTED]
                        Reduce costs of service delivery

================================================================================

================================================================================

                                Terry R. Helbig
                      President and Chief Operating Officer
                         Gonder Insurance Agency, Inc.

================================================================================

================================================================================

                             Gonder Insurance Agency

                                [PHOTO OMITTED]

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================================================================================

                            Gonder Insurance Agency

                                            2000           2001           2002

Gonder Pre-Tax Profit                     -$41,163       $25,133        $174,376

================================================================================

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                            Gonder Insurance Agency

                                               2000            2001             2002
Gonder Gross Commission & Contingency        $802,146        $892,799        $1,043,000

================================================================================

================================================================================

                            Gonder Insurance Agency

             Our associates:

                 Terry Helbig             President
                 Val Teagarden            Agency Manager
                 Jon Zeigler              Financial Administrator
                 Hailey Kelley            Receptionist

                 Personal Line Agents     Commercial Line Agents

                 Patty Boehl              Mary Callis
                 Tanna Cessna             Pat Gregory
                 Lisa Cosner              Marla Mayles
                 Larissa Davis            Judy Snyder
                 Gene Harris
                 Dawn Jubb                Life & Health
                 Brenda Yaksic
                                          Dan Sheehe

================================================================================

================================================================================

                            Gonder Insurance Agency

             Companies Represented

                  Property & Casualty       Life & Health

                  Allstate                  Aflac
                  Carroll County Mutual     Allstate
                  Encompass                 Banner Life
                  Frederick Mutual          Blue Cross/Blue Shield
                  Farm Family               Canada Life
                  Farmers Ins. Grp.         Celtic Life
                  Foremost                  CNA
                  Harleysville              F&G
                  Hartford                  Farm Family Life
                  IWIF                      First Colony
                  Millers Capital           Guardian Life
                  Peninsula                 MAMSI
                  Penn National             Mutual of Omaha
                  Progressive               Sun Life of Canada
                  Rockwood Casualty         Transamerica
                  Travelers                 Travelers
                  Zurich US                 UNUM
                                            U.S. Life

================================================================================

                             Gonder Insurance Agency

                                [PHOTO OMITTED]

================================================================================

================================================================================

                              Eugene D. Helbig, Jr.
                           Senior Vice President and
                              Senior Trust Officer

================================================================================

                            Stock Market Fluctuation

Stock Market Fluctuation    Mar-00         Jun-00         Sep-00         Dec-00         Mar-01        Jun-01         Sep-01
S&P 500                    1,498.58       1,454.60       1,436.51       1,320.28       1,160.33      1,224.38       1,040.94
Dow Jones Industrial      10,921.90      10,447.90      10,650.90      10,788.00       9,878.80     10,502.40       8,847.60


                            Dec-01         Mar-02         Jun-02         Sep-02         Dec-02        Mar-03
S&P 500 (cont'd)           1,148.08       1,147.39         989.82         815.28         879.82        848.18
Dow Jones (cont'd)        10,021.60      10,403.90       9,243.30       7,591.96       8,341.63      7,992.13

================================================================================

================================================================================

                                  Yield Curve

Yield Curve     3 Month      6 Month      2 Year       5 Year       10 Year      30 Year
1/3/2000        5.4050%      5.7790%      6.3790%      6.5000%      6.5890%      6.6217%
12/31/2002      1.1900%      1.2040%      1.5980%      2.7340%      3.8140%      4.7790%
Variance       -4.2152%     -4.5754%     -4.5754%     -3.7661%     -2.7752%     -1.8420%

================================================================================

================================================================================

                             Growth in Trust Income

                                        2000       2001       2002

Growth in Trust Income (Millions)      $2.28      $2.51      $2.14


================================================================================

================================================================================

                         Growth in PrimeVest Net Income

                                      2000          2001          2002

Growth In PrimeVest Net Income      $149,000      $135,100      $213,576

================================================================================

================================================================================

                      Contribution of Trust & PrimeVest to
                                Corporate Income

                           1999                13.34%

                           2000                13.77%

                           2001                16.08%

                           2002                11.64%

================================================================================

================================================================================

                           Trust Sales of New Reveue

                          2000               $304,363

                          2001               $419,808

                          2002               $437,118

================================================================================

================================================================================

                        Managed Asset Portfolio Results

                                     2002         2001        2000
              Investment             Annual       Annual      Annual
              Objective              Return       Return      Return
              ------------------------------------------------------
              Bond Income              5.07%       6.36%       7.48%
              Fixed Income              .78%       4.51%       4.96%
              Growth/Income           -5.30%       2.04%       1.79%
              Balanced               -10.59%      -3.55%      -4.80%
              Growth                 -14.12%      -6.30%      -6.43%
              Aggressive             -17.23%      -7.44%     -10.38%

             2002 Index Performance:

                     S&P 500:   -22.09%            NASDAQ: -31.13%

================================================================================

================================================================================

                          Trust Services Client Survey

The highest rated attributes are:

               o   Trustworthiness                     4.80

               o   Knowledge                           4.68

               o   Competitive ROI                     4.55

               o   Attention to needs                  4.54

================================================================================

================================================================================

                          Trust Services Client Survey

                  Evaluation of First United Representatives:

Clients are most satisfied with representatives' courtesy (4.82).

Highest-rated attributes include:

 o     Comfort level with Trust officer              4.69
 o     Trustworthiness                               4.67
 o     Accuracy in carrying out requests             4.60

================================================================================

================================================================================

                          Trust Services Client Survey
                           Evaluation of Communication

Trust Services Client Survey                                   Rating
Provides enough information                                     4.50
Understandable                                                  4.41
Ease of Contact                                                 4.40
Written Contact                                                 4.21
Personal Contact                                                4.10
Publications                                                    4.00
Seminars                                                        3.91


================================================================================

                          Trust Services Client Survey

                          Overall Customer Satisfaction

                          97.8% are satisfied or better

================================================================================

================================================================================

                          Trust Services Client Survey

                    Attributes that have the greatest impact
                            on overall satisfaction:

      ----------------------------------------------------------------
      "Trust officers' level of knowledge is the key driver to overall satisfaction with First United trust services. It should be noted that this attribute appears as a strength of First United trust services in the Strategic Improvement Analysis, indicating that the bank is already doing well in this area."
      ----------------------------------------------------------------

================================================================================

================================================================================

                                Philip D. Frantz
                            Senior Vice President and
                           Director of Operations and
                                    Support

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

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                             Operations and Support

                                [PHOTOS OMITTED]

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================================================================================

                             Operations and Support

                                [PHOTOS OMITTED]

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================================================================================

                             Operations and Support

                                [PHOTOS OMITTED]

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================================================================================

                             Operations and Support

                                [PHOTO OMITTED]

================================================================================

================================================================================

                             Operations and Support

                                [PHOTOS OMITTED]

================================================================================

================================================================================

                             Operations and Support

                                [PHOTOS OMITTED]

================================================================================

================================================================================

                             Operations and Support

                                  [CHECK ICON]

                                 Check Imaging

================================================================================

================================================================================

                             Operations and Support

                                [PHOTO OMITTED]

                             New Hagerstown Branch

================================================================================

================================================================================

                             Operations and Support

                                [PHOTOS OMITTED]

                                [LOGO] Huntington

================================================================================

================================================================================

                             Operations and Support
-------------------
     Training
-------------------
                                        [PHOTO OMITTED]
-------------------
Enhancing Processes
-------------------
                                                        ------------
                                                          Teamwork
                                                        ------------

================================================================================

================================================================================

                             Jeannette R. Fitzwater
                            Senior Vice President and
                          Director of Human Resources

================================================================================

================================================================================
                               Employee Retention

                                          2000        2001        2002

Employee Retention                       15.00%      13.00%      11.00%

Our turnover rate decreased 4% over a two year period, representing better than 25% improvement in retention.

================================================================================

================================================================================

                                 Good to Great

                                [PHOTOS OMITTED]

                         It starts with our associates!

================================================================================

================================================================================
                                 Good to Great

                                [PHOTOS OMITTED]

                  We need a great company for our associates!

================================================================================

================================================================================
                                 Good to Great

                                [PHOTOS OMITTED]

            The foundation is in place with consistent coaching sessions.

================================================================================

================================================================================

                                  Good to Great

Steps to Success:

      1.    Evaluate staff

      2.    Consistency of coaching

      3.    Evaluation of coaches

================================================================================

================================================================================

================================================================================

                                  Good to Great

                         A smart, long-term investment.

                               [GRAPHIC OMITTED]

================================================================================

================================================================================

                                William B. Grant
                            Chairman of the Board and
                            Chief Executive Officer

================================================================================

================================================================================

                                An Analysis of:
                       21 Publicly Traded Maryland Banks

                    o Return on Equity                     8th

                    o Efficiency Ratio                     6th

                    o Non Performing Assets                11th

================================================================================

================================================================================

                                An Analysis of:
                              583 Small Cap Banks
                 (Market Capitalization less than $500 million)

                 o Return on Equity                  242nd

                 o Efficiency Ratio                  263rd

                 o Non Performing Assets             231st

                 -----------------------------------------
                 o OVERALL                           222nd
                 -----------------------------------------

                                62nd Percentile

================================================================================

================================================================================

My Bank!
   [LOGO]

                                   Thank You!

                            2002 Shareholder Meeting

================================================================================